Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-225575, 333-206494, 333-189446, 333-185429, 333-185428, 333-151607-99, 333-149537-99, 333-149396-99, 333-143716-99, 333-130047-99, 333-42133-99, 333-19445-99 and 333-67257-99) of Trane Technologies plc of our report dated February 9, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 9, 2021